UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): March 30, 2008

Captaris, Inc.

(Exact name of registrant as specified in its charter)

Washington	0-25186	91-1190085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 116th Avenue SE, Suite 400 Bellevue, WA	98004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 455-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2008 and April 3, 2008, the Board of Directors of Captaris, Inc. approved amendments to Sections 3.3.1 and 2.6.1, respectively, of the Company’s Amended and Restated Bylaws. The amendments were effective on the date of their respective approvals. The amendments extend the deadline for nominating directors to the Board and for proposing other business with respect to the Company’s 2008 annual meeting of shareholders from April 8, 2008 to the close of business on the 10th day following the earlier of (i) the day on which notice of the 2008 annual meeting of shareholders is mailed or (ii) the day on which public announcement of the 2008 annual meeting of shareholders is made.

The description of the amendments contained in this report is qualified in its entirety by reference to the full text of the amendments, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Form of Amendments to the Amended and Restated Bylaws of Captaris, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2008	CAPTARIS, INC.

	By:	/s/ Peter Papano
Peter Papano
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Amendments to the Amended and Restated Bylaws of Captaris, Inc.